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                                  Exhibit 99.1

FOR IMMEDIATE RELEASE
                                                    BANK CONTACT: PAUL A. MILLER
                                                                  (978) 725-7555


                                 LSB CORPORATION
                           INCREASES DIVIDEND BY 7.7%
                        DIVIDEND YIELD INCREASES TO 2.91%


NORTH ANDOVER, Mass. -- (BUSINESS WIRE) - January 28, 2005, LSB Corporation, (NASDAQ - LSBX), today announced the Board of Directors of LSB Corporation declared a dividend to shareholders on January 27, 2005. The Board voted to pay a cash dividend of $0.14 per share (or an increase of 7.7%) on its outstanding shares of common stock payable on February 24, 2005 to shareholders of record at the close of business on February 10, 2005. This represents a 2.91% dividend yield based on the stock price $19.25 at the close of business on January 27, 2005.

LSB Corporation is the parent holding company of its wholly-owned subsidiary Lawrence Savings Bank located in North Andover, Massachusetts, an Equal Housing Lender and Member, FDIC/Depositors Insurance Fund.


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